UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2008

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements with Howard R. Levine and R. James Kelly.

Effective October 7, 2008, Family Dollar Stores, Inc. (the “Company”) entered into new employment agreements with Chairman and Chief Executive Officer Howard R. Levine, (the “Levine Agreement”), and President and Chief Operating Officer R. James Kelly, (the “Kelly Agreement,” and together with the Levine Agreement, the “Employment Agreements”). The Employment Agreements replace the prior employment agreements between the Company and each of Messrs. Levine and Kelly. The Employment Agreements are materially consistent with the prior employment agreements except for the terms of severance.

The Employment Agreements provide that, in the event of termination without Cause or due to death or Disability (as such terms are defined in the Employment Agreements), Messrs. Levine and Kelly are entitled to receive severance payments equal to a multiple of their base monthly salary at the time of termination, plus a pro-rata payment of the annual cash bonus payable under the Company’s 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards (the “Cash Bonus Awards Guidelines”) for the fiscal year in which termination occurs. The multiple in that case is thirty (30) months for payments to Mr. Levine and twenty-four (24) months for payments to Mr. Kelly.  The severance payment will be reduced by compensation in other employment and by any disability or life insurance benefits.  The Employment Agreements also provide that, in the event of a Change in Control of the Company and a termination without Cause or for Good Reason within twenty-four (24) months of such Change in Control (as such terms are defined in the Employment Agreements), Messrs. Levine and Kelly will receive a lump sum severance payment equal to a multiple times the sum of their highest base monthly salary during the period beginning immediately prior to the Change in Control through the termination of employment and the monthly equivalent of an annual cash bonus award equal to the average bonus paid in the preceding three fiscal years. The multiple in that case is thirty-six (36) months for payments to Mr. Levine and thirty (30) months for payments to Mr. Kelly. The Company will also continue to provide health benefits for the executive and his dependents for up to eighteen (18) months after termination. The Employment Agreements contain certain non-compete, non-solicitation and non-disparagement provisions.

The foregoing does not constitute a complete summary of the terms of the Employment Agreements, and reference is made to the complete text of each Agreement which in the case of the Levine Agreement is attached hereto as Exhibit 10.1, and in the case of the Kelly Agreement, is attached hereto as Exhibit 10.2. The Employment Agreements are incorporated herein by reference.

Severance Agreements with Executive Vice Presidents and Senior Vice Presidents

At an October 7, 2008 meeting, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved the form of a Severance Agreement to be entered into between the Company and its officers holding the title of Executive Vice President or Senior Vice President (the “Severance Agreement”). The Severance Agreements for all of such officers are substantially the same except for the terms of the length of the severance payments. The Severance Agreement with Executive Vice Presidents provides that, in the event of termination without Cause or due to death or Disability (as such terms are defined in the Severance Agreement), the Executive Vice Presidents shall be entitled to receive severance payments equal to twenty-four (24) months times their current base monthly salary at the time of termination, plus a pro-rata payment of the annual cash bonus payable under the Cash Bonus Awards Guidelines for the fiscal year in which termination occurs.  The severance payment will be reduced by compensation in other employment and by any disability or life insurance benefits.  In the event of a Change in Control of the Company and a termination without Cause or for Good Reason within twenty-four months of such Change in Control (as such terms are defined in the Severance Agreement), Executive Vice Presidents shall be entitled to receive a lump sum severance payment equal to twenty-four (24) months times the sum of their highest base monthly salary during the period beginning immediately prior to the Change in Control through the termination of employment and the monthly equivalent of an annual cash bonus award equal to the average bonus paid in the preceding three fiscal years. The Severance Agreements with the Senior Vice Presidents contain the same terms but provide for a multiple of twelve (12) month of severance payments on a termination without Cause or due to death or Disability and a multiple of eighteen (18) months of severance payments on a qualifying termination following a Change in Control. The Company will also continue to provide health benefits for the executive and his or her dependents for up to eighteen (18) months after termination. The Severance Agreements contain certain non-compete, non-solicitation and non-disparagement provisions.

The foregoing does not constitute a complete summary of the terms of the Severance Agreements, and reference is made to the complete text of the Form of Severance Agreement for Executive Vice Presidents attached hereto as Exhibit 10.3 and the Form of Severance Agreement for Senior Vice Presidents attached hereto as Exhibit 10.4. The Forms of Severance Agreement for Executive Vice Presidents and Senior Vice Presidents are incorporated herein by reference.

Fiscal 2009 Compensation of Named Executive Officers

At its meeting held on October 7, 2008, the Compensation Committee approved annual compensation packages for the Company’s principal executive officer (“PEO”), principal financial officer (“PFO”) and the three most highly compensated executive officers other than the PEO and PFO who were serving as executive officers of the Company at the end of the Company’s fiscal year ended August 30, 2008 (collectively, “named executive officers”), as follows:

Name	Base Salary	Cash Bonus Award Plan Percentage	Stock Options	Target Performance Share Rights Grants (3 Year Performance Period)
Howard R. Levine (PEO)	$950,000	100%	227,570	57,287
R. James Kelly	$675,000	75%	166,975	42,033
Robert George	$405,000	55%	37,065	9,331
Charlie Gibson	$370,000	55%	36,700	9,238
Kenneth T. Smith (PFO)	$275,000	40%	18,350	4,619

The foregoing does not constitute a complete summary of the compensation terms of the named executive officers and reference is made to the following Company plans with respect to various aspects of the compensation packages awarded to each named executive officer:  (i) Family Dollar Stores, Inc. 2006 Incentive Plan (filed as Exhibit 10 to the Company’s Form 8-K filed with the SEC on January 22, 2008); (ii) Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Long-Term Incentive Performance Share Rights Awards (filed as Exhibit 10.5 to this filing); (iii) Family Dollar Stores, Inc. 2006 Incentive Plan 2006 Non-Qualified Stock Option Grant Program (filed as Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on January 25, 2006); and (iv) the Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards (filed as Exhibit 10.6 to this filing). Reference is also made to (i) the Employment Agreements between the Company and Messrs. Levine and Kelly, which are filed as Exhibits 10.1 and 10.2 to this filing.

Amendment of Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards and 2006 Incentive Plan Guidelines for Long-Term Incentive Performance Share Rights Awards

At its meeting held on October 7, 2008, the Compensation Committee amended the Cash Bonus Awards Guidelines, which were adopted pursuant to the Company’s 2006 Incentive Plan. The Cash Bonus Award Guidelines provide eligible employees of the Company with the opportunity to earn annual incentive compensation in the form of a cash bonus equal to a percentage of such employees’ base salary (the “Target Bonus”), contingent upon the Company’s achievement of pre-tax earnings goals.

The Cash Bonus Award Guidelines were amended to require that the payment of any awards under the Guidelines be “self-funding” by requiring that pre-tax income goals must be achieved on a GAAP basis, including the accrual of applicable bonus payments, before any payment is made pursuant to the Guidelines.

The 2006 Incentive Plan Guidelines for Long-Term Incentive Performance Share Rights Awards (the “PSR Guidelines”) have also been amended to ensure compliance with the provisions of Section 409A of the Internal Revenue Code.

The foregoing does not constitute a complete summary of the Cash Bonus Award Guidelines or the PSR Guidelines and reference is made to the complete text of the Cash Bonus Award Guidelines which are attached hereto as Exhibit 10.6 and the PSR Guidelines which are attached as Exhibit 10.5, both of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

10.1 – Employment Agreement dated October 7, 2008, between the Company and Howard R. Levine

10.2 – Employment Agreement dated October 7, 2008, between the Company and R. James Kelly

10.3 – Form of Severance Agreement for Executive Vice Presidents

10.4 – Form of Severance Agreement for Senior Vice Presidents

10.5 – 2006 Incentive Plan Guidelines for Long-Term Incentive Performance Share Rights Awards

10.6 – 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date:	October 13, 2008	By:	/s/ Janet G. Kelley
Janet G. Kelley
Senior Vice President-General Counsel and
Secretary

Exhibit Index

Exhibit No.	Document Description

10.1	Employment Agreement dated October 7, 2008, between the Company and Howard R. Levine
10.2	Employment Agreement dated October 7, 2008, between the Company and R. James Kelly
10.3	Form of Severance Agreement for Executive Vice Presidents
10.4	Form of Severance Agreement for Senior Vice Presidents
10.5	2006 Incentive Plan Guidelines for Long-Term Incentive Performance Share Rights Awards
10.6	2006 Incentive Plan Guidelines for Annual Cash Bonus Awards